Exhibit 99.1
Upstart Announces Second Quarter 2021 Results

SAN MATEO, Calif. – August 10, 2021 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending platform, today announced financial results for its second quarter of the fiscal year 2021 ended June 30, 2021. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“Our second quarter results continue to show why Upstart has the potential to be among the world's largest and most impactful FinTechs,” said Dave Girouard, CEO of Upstart. “Lending is the center beam of revenue and profits in financial services and artificial intelligence may be the most transformational change to come to this industry in its 5,000 year history.”

Second Quarter 2021 Financial Highlights
•Revenue. Total revenue was $194 million, an increase of 1,018% from the second quarter of 2020. Total fee revenue was $187 million, an increase of 1,308% year-over-year.

•Transaction Volume and Conversion Rate. Bank partners originated 286,864 loans, totaling $2.80 billion, across our platform in the second quarter, up 1,605% from the same quarter of the prior year. Conversion on rate requests was 24% in the second quarter of 2021, up from 9% in the same quarter of the prior year.

•Income from Operations. Income from operations was $36.3 million, from ($11.4) million the prior year.

•Net Income and EPS. GAAP net income was $37.3 million, up from ($6.2) million in the same quarter of the prior year. Adjusted net income was $58.5 million, up from ($3.7) million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $0.39, and diluted adjusted earnings per share was $0.62 based on the weighted-average common shares outstanding during the period.

•Contribution Profit. Contribution profit was $96.7 million, up 2,171% from in the second quarter of 2020, with a contribution margin of 52% compared to a 32% contribution margin in the second quarter of 2020.

•Adjusted EBITDA. Adjusted EBITDA was $59.5 million, up from ($3.1) million in the same quarter prior year. The second quarter 2021 adjusted EBITDA margin was 31% of total revenue, from (18)% in the second quarter of 2020.

Financial Outlook
For the third quarter of 2021, Upstart expects:

•Revenue of $205 to $215 million
•Contribution Margin of approximately 45%
•Net Income of $18 to $22 million
•Adjusted Net Income of $28 to $32 million
•Adjusted EBITDA of $30 to $34 million
•Basic Weighted-Average Share Count of approximately 78.0 million shares
•Diluted Weighted-Average Share Count of approximately 94.9 million shares

For the 2021 fiscal year, Upstart now expects:
•Revenue of approximately $750 million (vs prior guidance of $600 million)
•Contribution Margin of approximately 45% (vs prior guidance of 42%)
•Adjusted EBITDA Margin of approximately 17% (vs prior guidance of 10%)

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on August 10, 2021. To access the call in the U.S. and Canada, dial +1 800-437-2398 (code 9610077), and outside of the U.S. and Canada, dial +1 323-289-6576 (code 9610077). A webcast is available at ir.upstart.com.
•Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 9610077), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 9610077). A call replay is available through August 20, 2021. The webcast will be archived for one year at ir.upstart.com.

About Upstart
Upstart is a leading AI lending platform partnering with banks to expand access to affordable credit. By leveraging Upstart's AI platform, Upstart-powered banks can have higher approval rates and lower loss rates, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the full year and third quarter of 2021 and Upstart’s potential to be among the world's largest and most impactful FinTechs. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", “project”, "intend", “target”, “aim”, "believe", "may", "will", "should", “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; plans; objectives; assumptions; risks; future performance; business; and results of operations, including revenue, contribution margin, net income (loss), non-GAAP adjusted net income, adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to sustain our growth rates; the effectiveness of our credit decisioning models and risk management efforts; overall economic conditions; disruptions in the credit markets; our ability to retain existing, and attract new, bank partners and lenders; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate; to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating bank during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating bank during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit (loss), contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss, and adjusted net income or loss per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, warrant expenses, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation and income and expense on warrants and other non-operating expenses because they are non-cash in nature and excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. We believe non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are used in this press release.

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	June 30,
	2020	2021
Assets
Cash	$250,819	$506,287
Restricted cash	60,514	111,246
Loans (at fair value)	78,460	82,311
Notes receivable and residual certificates (at fair value)	19,074	12,995
Property, equipment, and software, net	10,032	13,549
Operating lease right of use assets	18,310	16,208
Goodwill	—	66,866
Intangible assets, net	—	22,131
Other assets (includes 6,831 and 15,450 at fair value as of December 31, 2020 and June 30, 2021, respectively)	40,046	72,990
Total assets	$477,255	$904,583
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$13,775	$17,326
Payable to investors	45,501	76,947
Borrowings	62,626	6,057
Accrued expenses and other liabilities (includes $9,530 and $14,396 at fair value as of December 31, 2020 and June 30, 2021, respectively)	35,669	70,379
Operating lease liabilities	19,432	17,778
Total liabilities	177,003	188,487
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 73,314,026 and 77,626,866, shares issued and outstanding as of December 31, 2020 and June 30, 2021, respectively	7	8
Additional paid-in capital	369,467	737,924
Accumulated deficit	(69,222)	(21,836)
Total stockholders’ equity	300,252	716,096
Total liabilities and stockholders’ equity	$477,255	$904,583

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Revenue:
Revenue from fees, net	$13,305	$187,297	$81,318	$303,467
Interest income and fair value adjustments, net (includes $406 and $1,014 from related parties expense and $(97) and $4,238 of related parties fair value adjustments for the three and six months ended June 30, 2020, respectively)	4,048	6,649	29	11,824
Total revenue	17,353	193,946	81,347	315,291
Operating expenses:
Sales and marketing	5,436	75,916	41,388	125,292
Customer operations	6,621	24,164	15,432	41,552
Engineering and product development	7,667	31,431	14,685	50,419
General, administrative, and other	9,017	26,141	20,677	46,160
Total operating expenses	28,741	157,652	92,182	263,423
Income (loss) from operations	(11,388)	36,294	(10,835)	51,868
Other income (expense)	5,297	15	5,447	(5,218)
Income (expense) on warrants and other non-operating expenses, net	(18)	(13)	271	(31)
Net income (loss) before income taxes	(6,109)	36,296	(5,117)	46,619
Provision (benefit) for income taxes	—	(988)	—	(767)
Net income (loss) before attribution to noncontrolling interests	(6,109)	37,284	(5,117)	47,386
Net income (loss) attributable to noncontrolling interests	84	—	(404)	—
Net income (loss) attributable to Upstart Holdings, Inc. common stockholders	$(6,193)	$37,284	$(4,713)	$47,386

Net income (loss) per share attributable to Upstart Holdings, Inc. common stockholders, basic	$(0.42)	$0.49	$(0.32)	$0.63
Net income (loss) per share attributable to Upstart Holdings, Inc. common stockholders, diluted	$(0.42)	$0.39	$(0.32)	$0.51
Weighted-average number of shares outstanding used in computing net income (loss) per share attributable to Upstart Holdings, Inc. common stockholders, basic	14,657,399	76,674,129	14,641,333	75,160,037
Weighted-average number of shares outstanding used in computing net income (loss) per share attributable to Upstart Holdings, Inc. common stockholders, diluted	14,657,399	94,802,123	14,641,333	93,193,153

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2021
Cash flows from operating activities
Net income (loss) before attribution to noncontrolling interests	$(5,117)	$47,386
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of financial instruments (includes $(4,238) from related parties for the six months ended June 30, 2020)	14,264	(4,167)
Stock-based compensation	4,484	29,808
Gain on loan servicing arrangements	(1,680)	(2,102)
Depreciation and amortization	1,050	2,799
Incentive share expense	358	—
Other	36	216
Net changes in operating assets and liabilities:
Purchase of loans for immediate resale	(915,234)	(3,414,231)
Proceeds from immediate resale of loans	915,234	3,414,231
Purchase of loans held-for-sale	(98,601)	(38,311)
Principal payments received for loans held-for-sale	7,790	3,676
Net proceeds from sale of loans held-for-sale	6,813	57,183
Other assets	(2,455)	(19,651)
Operating lease liability and right-of-use asset	57	448
Accounts payable	(3,341)	3,380
Payable to investors	18,689	31,446
Accrued expenses and other liabilities	(12,886)	23,785
Net cash (used in) provided by operating activities	(70,539)	135,896

Cash flows from investing activities
Principal payments received for loans held by consolidated securitizations	24,018	—
Net proceeds from sale of loans held-for-investment	88,136	9,718
Principal payments received for loans held-for-investment	9,192	7,488
Principal payments received for notes receivable and repayments of residual certificates	7,616	6,349
Purchase of loans held-for-investment	(2,794)	(42,548)
Purchase of notes receivable and residual certificates	(4)	—
Purchase of property and equipment	(908)	(1,997)
Capitalized software costs	(1,659)	(2,148)
Acquisition, net of cash acquired	—	(16,561)
Net cash (used in) provided by investing activities	123,597	(39,699)

Cash flows from financing activities
Proceeds from secondary offering, net of underwriting discounts, commissions, and offering costs	—	263,931
Taxes paid related to net share settlement of equity awards	—	(236)
Payments made on securitization notes and certificates (includes $1,034 paid to related parties for the six months ended June 30, 2020)	(26,126)	—
Repayments of borrowings	(86,848)	(62,455)

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

Distributions made to noncontrolling interests	(622)	—
Proceeds from borrowings	75,997	5,831
Proceeds from exercise of stock options	203	2,932
Net cash (used in) provided by financing activities	(37,396)	210,003
Net increase in cash and restricted cash	15,662	306,200
Cash and restricted cash at beginning of period	80,067	311,333
Cash and restricted cash at end of period	$95,729	$617,533

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Revenue from fees, net	$13,305	$187,297	$81,318	$303,467
Income from operations	(11,388)	36,294	(10,835)	51,868
Operating Margin	(86)%	19%	(13)%	17%
Sales and marketing, net of borrower acquisition costs(1)	$1,858	$4,984	$3,107	$8,237
Customer operations, net of borrower verification and servicing costs(2)	1,150	4,469	2,311	7,595
Engineering and product development	7,667	31,431	14,685	50,419
General, administrative, and other	9,017	26,141	20,677	46,160
Interest income and fair value adjustments, net	(4,048)	(6,649)	(29)	(11,824)
Contribution Profit	$4,256	$96,670	$29,916	$152,455
Contribution Margin(3)	32%	52%	37%	50%
(1)Borrower acquisition costs were $3.6 million and $70.9 million for the three months ended June 30, 2020 and 2021, respectively, and were $38.3 million and $117.1 million for the six months ended June 30, 2020 and 2021, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities.
(2)Borrower verification and servicing costs were $5.5 million and $19.7 million for the three months ended June 30, 2020 and 2021, respectively, and were $13.2 million and $34.0 million for the six months ended June 30, 2020 and 2021, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans.
(3)Contribution Margin is calculated as Contribution Profit divided by revenue from fees, net for the relevant period.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Total revenue	$17,353	$193,946	$81,347	$315,291
Net income (loss) attributable to Upstart Holdings, Inc. common stockholders	(6,193)	37,284	(4,713)	47,386
Net Income Margin	(36)%	19%	(6)%	15%
Adjusted to exclude the following:
Stock-based compensation	$2,519	$21,186	$4,484	$29,808
Depreciation and amortization	535	1,983	1,050	2,799
Income (expense) on warrants and other non-operating expenses(1)	18	13	(271)	31
Provision for income taxes	—	(988)	—	(767)
Acquisition-related costs	—	17	—	1,237
Adjusted EBITDA	$(3,121)	$59,495	$550	$80,494
Adjusted EBITDA Margin(2)	(18)%	31%	1%	26%

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

(1)Consists of fair value adjustments to our warrant liability for the three and six months ended June 30, 2020 and interest expense for the three and six months ended June 30, 2020 and 2021.
(2)Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue for the relevant period.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Net income (loss) attributable to Upstart Holdings, Inc. common stockholders	$(6,193)	$37,284	$(4,713)	$47,386
Adjusted to exclude the following:
Stock-based compensation	2,519	21,186	4,484	29,808
Acquisition-related costs	—	17	—	1,237
Adjusted Net Income (Loss)	$(3,674)	$58,487	$(229)	$78,431

Adjusted Net Income (Loss) per Share:
Basic	$(0.25)	$0.76	$(0.02)	$1.04
Diluted	$(0.25)	$0.62	$(0.02)	$0.84
Weighted-average common shares outstanding:
Basic	14,657,399	76,674,129	14,641,333	75,160,037
Diluted	14,657,399	94,802,123	14,641,333	93,193,153